Exhibit 10.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

Intellectual Property Purchase Agreement

THIS INTELLECTUAL PROPERTY PURCHASE AGREEMENT (“IP Purchase Agreement”) is entered into as of August 12, 2005 (“Effective Date”), by and between NuVasive, Inc., a Delaware corporation (“Buyer” or “NuVasive”) and RiverBend Design, LLC, an Ohio limited liability company (“Seller”).  Buyer and Seller agree as follows:

Recitals

1.             Seller is the owner of the entire right, title, and interest in and to certain intellectual property, including US Patent Application Ser. No.       ***       (entitled “       ***       (“Patent Application”), and know-how and any specifications, trade secrets, test and/or regulatory test data, and prototypes involving the spinous process spacing described in the Patent Application (collectively, with the Patent Application, the “Intellectual Property Rights”).

2.             Subject to the terms and conditions of this Agreement, Buyer wishes to purchase the Intellectual Property Rights from Seller, and Seller wishes to sell, transfer, convey, and irrevocably assign the Intellectual Property Rights to Buyer.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Agreement

Section 1

Purchase and Sale of the Intellectual Property Rights

Subject to the terms and conditions of this Agreement, Seller agrees to and hereby does sell, transfer, convey, and irrevocably assign the Intellectual Property Rights to Buyer in consideration of Seller’s receipt, on the Effective Date, which by execution hereof Seller acknowledges to have received Fifty One Thousand Three Hundred and Eight (51,308) shares of the Common Stock of Buyer (with a value of One Million Dollars ($1,000,000) based on the closing price of Buyer’s Common Stock on the day preceding the Effective Date) (“IP Purchase Payment”).

Section 2

Additional Payments

2.1           Milestone Payment.  Separate and apart from the IP Purchase Payment, within 30 days following the achievement of         ***         Dollars ($       ***       ) of Net Sales by NuVasive of       ***       products resulting from or directly enabled the by Intellectual Property Rights (“       ***        Products,” including “       ***       Products” and “       ***       Products” as defined in Section 2.2(a) below), Buyer shall pay to Seller the sum of Two Hundred Fifty Thousand Dollars ($250,000).  “Net Sales” means the total amount of gross receipts of Buyer in connection with sales of the Products in question to third parties less deduction of all of the following to the extent applicable to such sales: (a) all trade and quantity credits, discounts, charge backs from wholesalers, refunds or rebates which are actually allowed and taken; (b) all amounts of insurance and freight expenses included in any invoice; (c) all allowances or credits for returns or rejected products to the extent such amounts are included in the original gross receipts; and (d) all sales taxes (including value added taxes), duties or other governmental charges incurred.

***         Material omitted pursuant to a request for confidential treatment.

2.2           Quarterly Royalty Payments.  Separate and apart from IP Purchase Payment of Section 1 and the Milestone Payment of Section 2.1, and subject to Section 2.3 below, Buyer shall provide royalty payments to Seller, payable on a quarterly basis (“Quarterly Royalty Payments”), based on Net Sales by Buyer (or its affiliates, licensees, or subsidiaries) of any device or system developed, in whole or in part, by Dr. Bret Ferree under that certain Clinical Advisor and Development Agreement between NuVasive and Dr. Bret Ferree dated August 12, 2005 (the “Advisor Agreement”), or otherwise resulting from or directly enabled by the assignment of the Intellectual Property Rights under Section 1 (“Assigned Technology”), according to the following terms:

(a)   For sales in the United States: (i)         ***         % of Net Sales of         ***         Products manufactured from any synthetic material (including but not limited to poly-ether-ether-keytone) (“         ***         Products”); and (ii)          ***         % for         ***         Products manufactured from bone allograft (“         ***         Products”);

(b)   For direct international sales in countries where patent protection is obtained for the Intellectual Property Rights: (i)         ***         % of Net Sales of         ***         Products; and (ii)         ***         % of Net Sales of         ***         Products;

(c)   For discounted indirect international sales in counties where patent protection is obtained for the Intellectual Property Rights: (i)          ***         % of Net Sales of         ***         Products; and (ii)         ***         % of         ***         Products; and

(d)   For international sales in countries where no patent protection is obtained for the Intellectual Property Rights: (i)         ***         % of Net Sales of         ***         Products; and (ii)         ***         % of Net Sales of         ***         Products.

2.3           Third Party Intellectual Property Payments.  In the instance Buyer is required to make any payment to a third-party to license, acquire, or otherwise compensate for the intellectual property rights owned by said third party (“Third Party IP Payment”) relating to the practice the Intellectual Property Rights (including rights to make, use, sell or offer for sale         ***         ), such licensure, acquisition, or compensation shall have the following effect:

(a)   If the Third Party IP Payment represents an amount that is at or below         ***         % of Net Sales, Buyer shall bear this expense solely and the Quarterly Royalty Payments to Seller shall not be modified; and

(b)   To the extent the Third Party IP Payment represents an amount which exceeds         ***         % of Net Sales, Buyer and Seller shall bear this additional expense equally, with Buyer paying one-half (1/2) of this additional Third Party IP Payment and Seller receiving Quarterly Royalty Payments under Section 2.2 decreased by one-half (1/2) of this additional Third Party IP Payment; provided, however:

(1)   In no event shall the Quarterly Royalty Payments under Section 2.2(a)(i) drop below         ***         % of Net Sales of         ***         Products;

(2)   In no event shall the Quarterly Royalty Payments under Section 2.2(a)(ii) drop below         ***         % of Net Sales of         ***         Products;

(3)   In no event shall the Quarterly Royalty Payments under Section 2.2(b)(i) drop below         ***         % of Net Sales of         ***         Products;

***         Material omitted pursuant to a request for confidential treatment.

(4)   In no event shall the Quarterly Royalty Payments under Section 2.2(b)(ii) drop below         ***          % of Net Sales of         ***         Products;

(5)   In no event shall the Quarterly Royalty Payments under Section 2.2(c)(i) drop below         ***          % of Net Sales of         ***         Products; and

(6)   In no event shall the Quarterly Royalty Payments under Section 2.2(c)(ii) drop below         ***         % of Net Sales of         ***         Products.

Section 3

Manner of Payment and Inspection of Records

3.1           Quarterly Royalty Payments.  Any payment due to Seller under Section 2.2 shall be made by Buyer within thirty (30) days after the end of each calendar quarter and shall be accompanied by an accurate statement of Net Sales of the         ***          Products and any reduction in Quarterly Royalty Payments based on Section 2.3.  The Quarterly Royalty Payments under Section 2.2 shall remain payable and due Seller for the period during which all patent claims covering Intellectual Property Rights, or any later acquired patent rights to the Intellectual Property Rights developed under the Advisor Agreement, remain valid and enforceable.

3.2           Inspection of Records. The acceptance by Seller of any of the statements furnished or payments under Section 3.1 shall not preclude Seller questioning the correctness of any payments or statements.  Upon reasonable notice and during regular business hours, Buyer shall from time to time (but no more frequently than twice a year) make available its records of Net Sales and its calculations of payments to Seller (including its records of returns, transportation charges and any applicable taxes) for audit at Seller’s expense by independent representatives selected by Seller to verify the accuracy of the payments provided to Seller.  If such inspection reveals an underpayment of payments to Seller, Buyer shall immediately pay to Seller the amount owing to Seller in accordance with the results of the inspection.  Upon discovery of an understatement in the payments of ten percent (10%) or more, Buyer shall reimburse Seller for expenses connected with such inspection, including but not limited to, reasonable accounting, auditing, and legal fees and costs, as well as interest on the unreported and unpaid payment.

Section 4

Delivery

4.1           By Buyer.  On the Effective Date, Buyer will deliver to Seller the IP Purchase Payment as set forth in Section 1.

4.2           By Seller.  On the Effective Date, Seller shall deliver to Buyer a fully executed Assignment of Intellectual Property Rights as found in Exhibit A attached hereto (the “IP Assignment”).

Section 5

Representations, Warranties, and Covenants of Seller

Seller hereby represents, warrants, and covenants to Buyer as follows:

***         Material omitted pursuant to a request for confidential treatment.

5.1           Authorization.  Seller represents that it has the full right, power, and authority to enter into and perform its obligations under this Agreement, the IP Assignment, and the Advisor Agreement (collectively, the “Agreements”).  Seller agrees that the Agreements, when executed and delivered by Seller, will constitute valid and binding conveyances and obligations of Seller, enforceable in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors, rules of law governing specific performance, and injunctive relief.

5.2           Consents.  Other than filings required by Buyer and compliance with the registration requirements of applicable federal and state securities laws, or exemptions therefrom, no consent, approval, or authorization of or designation, declaration or filing with any state, federal, or foreign governmental authority, or any third party, on the part of Seller is required in connection with the valid execution and delivery of the Agreements by Seller, and the consummation of the transactions contemplated hereby.

5.3           Ownership of the Intellectual Property Rights.  Seller is the owner of the entire right, title, and interest in the Intellectual Property Rights, and Seller has not previously assigned or licensed the Intellectual Property Rights and is not aware of any infringement issues or adverse claims of ownership to the Intellectual Property Rights.  The Intellectual Property Rights are not subject to any lien or encumbrance and no third party has asserted any ownership rights in, or the invalidity of, the Intellectual Property Rights.

5.4           Seller’s Investor Representations.

(a) The issuance of the shares of Buyer Common Stock as the IP Purchase Payment (the “Shares”) is made in reliance upon Seller’s representation to Buyer, which by Seller’s execution of this IP Purchase Agreement Seller hereby confirms, that the Shares to be received by Seller will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof and that Seller has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares.  By executing this IP Purchase Agreement, Seller further represents that it has no present contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

(b) Seller understands and acknowledges that the issuance and sale of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act and that the Shares may not be resold except upon their subsequent registration or pursuant to an exemption from the registration requirements, and that Buyer’s reliance upon such exemption is predicated upon Seller’s representations as set forth in this Agreement.

(c) Seller represents that: (i) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; (ii) it believes it has received all the information it has requested from Buyer and considers necessary or appropriate for deciding whether to obtain the Shares; (iii) it has had the opportunity to discuss Buyer’s business, management, and financial affairs with Buyer’s management; (iv) it has the ability to bear the economic risks of its prospective investment; and (v) it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on its investment.

(d) Seller qualifies as an “accredited investor” within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

Section 6

Buyer’s Conditions to Closing

Buyer’s obligation to purchase the Intellectual Property Rights is, at the option of Buyer, subject to fulfillment of the following conditions:

6.1           Representations.  The representations made by Seller in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Effective Date.

6.2           Execution and Delivery of Agreements.  On the Effective Date, Seller shall have executed and delivered to Buyer each of the Agreements.

6.3           Board Approval.  The Board of Directors of Buyer shall have approved the the IP Purchase Payment .

Section 7

Miscellaneous

7.1           Governing Law; Venue.  This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts made and to be fully performed entirely within the state between residents of California.  All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of California state courts of San Diego County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of California) and the parties consent to the personal and exclusive jurisdiction and venue of these courts.

7.2           Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

7. 3          Indemnification by Buyer.  Buyer agrees to indemnify, defend and hold Seller harmless from any third party liability, losses, damages, or costs (including reasonable attorneys’ fees and costs) arising out of or related to any action arising out of: (a) subject to Section 2.3, a claim that the manufacture or sale of any device or product based on the Intellectual Property Rights violates the patent, trademark, or trade name rights of any third party; (b) any alleged defects or failures to perform of any device or product based on the Intellectual Property Rights; (c) any product liability claims or use of any device or product based on the Intellectual Property Rights; or (d) the advertising, distribution or marketing of any device or product based on the Intellectual Property Rights.  Seller agrees to assist Buyer in the defense of any such action set forth in 7.3(a) through 7.3(d).

7.4           Enforcement.  In the event that Buyer wishes to enforce Intellectual Property Rights against a third party (including but not limited to a patent infringement action), Seller will provide reasonable cooperation and assistance in that effort, including being available for witness and deposition testimony, making documents available, and complying with any other reasonable request.

7.5           Insurance.  Buyer agrees to maintain product liability insurance coverage of at least $3 million per occurrence and to name Dr. Bret A. Ferree as an additional insured thereunder.

7.6           Entire Agreement; Amendment.  This Agreement and the other documents delivered pursuant hereto or referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior arrangements and understanding with respect hereto.  Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by Buyer and Seller.

7.7           Notices.  Any notice or communication required or permitted to be given under this Agreement shall be sufficiently given when received by certified mail, or by overnight courier, to the parties at the addresses provided below.

7.8           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

The foregoing Intellectual Property Purchase Agreement is hereby executed by Buyer and Seller as of the date first above written.

Buyer:		Seller:

NuVasive, Inc.		RiverBend Design, LLC

By:	/s/Alexis V. Lukianov	By:	/s/Bret A. Ferree

	ALEXIS V. LUKIANOV	BRET A. FERREE
	Chairman & CEO	President
	NuVasive, Inc.	RiverBend Design, LLC
	4545 Towne Centre Court	1238 Cliff Lane
	San Diego, California 92121	Cincinnati, Ohio 45208

EXHIBIT A

Assignment of Intellectual Property Rights

In consideration of the mutual obligations set forth in that Intellectual Property Purchase Agreement dated August     , 2005 by and between NuVasive, Inc. (“NuVasive”) and RiverBend Design, LLC (“RiverBend”), the adequacy and receipt of which is hereby acknowledged, RiverBend, which owns the entire right, title, and interest in and to certain intellectual property, including Patent Application Ser. No.       ***       (entitled “       ***       ”) (“Patent Application”), and know-how and any specifications, trade secrets, test and/or regulatory test data, prototypes involving the systems described in the Patent Applications, and any and all improvements thereto (“Intellectual Property Rights”), hereby sells and irrevocably assigns to NuVasive the entire right, title and interest in and to the Intellectual Property Rights and any and all patent future applications based upon the Intellectual Property Rights, including but not limited to all related PCT and/or national applications (foreign and domestic), continuation applications, continuations-in-part applications, divisional applications, and applications upon which the Intellectual Property Rights claim priority, to be held and enjoyed by NuVasive, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by Dr. Ferree and RiverBend had this assignment and sale not been made.

In testimony whereof, I, Dr. Bret A. Ferree, individually and on behalf of RiverBend, sign this Assignment of Intellectual Property Rights this 12th day of August, 2005.

For: RiverBend Design, LLC
By:	/s/Bret A. Ferree
Its:
BRET A. FERREE
1238 Cliff Lane
Cincinnati, Ohio 45208
[Notary Seal]

***         Material omitted pursuant to a request for confidential treatment.